SECURITIES  AND  EXCHANGE  COMMISSION

                         Washington,  D.C.  20549

                                 FORM  8-K

                              CURRENT  REPORT

                Pursuant  to  Section  13  or  15(d)  of  the

                  Securities  Exchange  Act  of  1934

Date  of  Report  (Date  of  earliest
event  reported):  March  8,  2010
                   ---------------

                            GOLDEN GATE HOMES, INC.
                           f/k/a"JKAcquisition  Corp."
     ---------------------------------------------------------------------------
     (Exact  name  of  registrant  as  specified  in  its  Charter)

Delaware                         001-32574                            87-0745202
--------------------------------------------------------------------------------
(State  or  other              (Commission  File                  (IRS  Employer
jurisdiction  of                    Number)              Identification  Number)
Incorporation)

855  Bordeaux  Way,  Suite  200,  Napa,  California                  94558
--------------------------------------------------------------------------------
(Address  of  principal executive offices)                        (Zip Code)

Registrant's  telephone  number,
including  area  code:   (707)  254-8880
                         ---------------

                           JK  Acquisition Corp.
--------------------------------------------------------------------------------
     (Former  name  or  former  address  if  changed  since  last  report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]     Pre-commencement  communications  pursuant  to  Rule  13e-4(c) under the
        Exchange     Act  (17  CFR  240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL AGREEMENT.

     On March 10, 2010, Golden Gate Homes, Inc. (formerly JK Acquisition Corp.) (the "Company") amended the exclusive marketing agreement with Premier Capital, Ltd ("Premier Capital") that its controlling stockholder had previously entered into on September 23, 2009. The amended agreement substitutes the Company as a party to the agreement, lowers the brokerage commission on property sales for properties sold under consignment agreements, extends the term of the agreement from October 14, 2011 to October 14, 2014, and adds a provision that extends the term of the agreement one year for every year that Premier Capital sells at least one hundred (100) Approved Properties (as hereinafter defined) for the Company.

     Under this exclusive marketing agreement, the Company has appointed Premier Capital as the Company's exclusive agent for purposes of marketing and selling properties identified and presented by the Company and approved by Premier
Capital for sale to third parties ("Approved Properties") in Hong Kong and mainland China. Premier Capital has agreed not to list, market or sell any properties in the states of California, Nevada, Arizona or Washington without the Company's approval during the term of the agreement. The Company will pay the bulk of the expenses arising in connection with the marketing of Approved Properties in Hong Kong and China, although Premier Capital will bear some of these expenses as well.

     Management believes that Premier Capital is one of the most reputable international real estate consulting firms in Asia and China, and is highly regarded for selling international properties throughout China and other parts of Asia. Premier Capital was founded in Hong Kong in 1988 and expanded into China in 1997. It has Chinese offices in Hong Kong, Beijing, Shanghai,
Guangzhou and Shenzhen. Premier Capital also has offices in Australia, Singapore and New Zealand.

     Management believes that this agreement is critical to the Company's success. If the agreement were to terminate for any reason, the Company would be forced to find an alternative third party to market and sell the Company's properties in China and other parts of Asia. The Company has no assurance that it would be able to find such an alternative third party, in which case the Company's business, prospects, financial condition and results of operations would most likely be materially and adversely affected.

ITEM  3.03.  MATERIAL  MODIFICATION  TO  RIGHTS  OF  SECURITY  HOLDERS.

     On March 8, 2010, a one-for-35 reverse stock split of the Company's common stock was effected upon the filing of the Company's Third Amended and Restated Articles of Incorporation with the Secretary of State of Delaware. For information about stockholder approval of the reverse stock split, see "ITEM
5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS" below. As a result of the reverse stock split, each share of common stock outstanding automatically converted into one thirty-fifth of one share of the common stock. No fractional shares will be issued in connection with the reverse stock split, and fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

     The number of shares of issued and outstanding common stock of the Company before the reverse stock split was 127,697,956. After the reverse stock split, the number of the preceding shares was reduced to approximately 3,648,513. The reverse stock split did not alter the par value of the common stock, which is $0.001 per share, or modify any voting rights or other terms of the common stock. A new CUSIP number (381047 109) has been issued for the Company's common stock to distinguish stock certificates issued after the reverse stock split, and the new symbol under which the common stock will trade is "GNGT.OB," more reflective of the Company's new corporate name discussed in "ITEM 5.07.
SUBMISSION  OF  MATTERS  TO  A  VOTE  OF  SECURITY  HOLDERS"  below.

     Each certificate representing shares of common stock before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split, except that holders of unexchanged shares will not be entitled to receive any dividends, if any, or other distributions payable by us after the reverse stock split until they surrender their old stock certificates for exchange.

     Prior to the reverse stock split, the Company had outstanding warrants to purchase an aggregate of approximately 9,038,889 shares of the Company's common stock at a per-share purchase price of $15.00. Some of these warrants were attached to shares of the Company's common stock in the form of Units. As a result of the reverse stock split, these warrants now entitle the holders thereof to purchase an aggregate of approximately 258,254 shares of the Company's common stock at a per-share purchase price of $525.00. New CUSIP numbers ((47759H 114 and 381047 208, respectively) has been issued for the warrants and the Units to distinguish certificates issued after the reverse stock split, and new symbols under which the warrants and the Units will trade are "GNGTW" and "GNGTU," respectively, again more reflective of the Company's new corporate name discussed in "ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS" below.

     Each certificate representing warrants before the reverse stock split (whether a warrant outright or as part of a Unit) will be deemed, for all corporate purposes, to evidence the right to purchase the reduced number of shares of common stock resulting from the reverse stock split at the higher per-share purchase price.

     All of the warrants (including those comprising Units) will expire at 5:00 PM, New York City time, on April 10, 2010.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

     Keith D. Spickelmier has informed the Company that, effective March 17, 2010, he will resign his seat on the Company's Board of Directors. Mr. Spickelmier's resignation was not a result of any disagreement with the Company. The Company has determined that Tim Wilkens will be appointed to replace Mr. Spickelmier on the Board of Directors, such appointment to be effective on March 17, 2010.

     A change in control of the Company occurred on December 31, 2009 when GGH, Inc. (formerly Golden Gate Homes, Inc.), a privately held corporation owned one-third each by Steven Gidumal and Brandon Birtcher, and one-third by two trusts of which Mr. Wilkens is the trustee, acquired from James P. Wilson and Mr. Spickelmier approximately 96.5% of the outstanding shares of the Company's common stock, and the controlling interest in the Company. Mr. Spickelmier agreed to continue to serve as a Company director until the Company complied with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder, and to resign promptly thereafter. At the time of the change of control, Mr. Wilkens consented to serve as a director to replace Mr. Spickelmier if so elected.

     Like all of the Company directors, Mr. Wilkens will serve until the next annual meeting of the stockholders, and until his successor has been duly elected and qualified. The following is the background of Mr. Wilkens:

     Since December 31, 2009, Mr. Wilkens has served as the Company's Chief Executive Officer. In addition, for the past 11 years, Mr. Wilkens has served as President of Great Western Holdings. Great Western Holdings is a business that is the western United States development partner for Wyndham Worldwide, and in the past has partnered or been approved as a partner for Fairmont Hotels, Marcus Hotels and Shell Vacations. Mr. Wilkens has been involved in residential and commercial property development since the early 1980s. He has developed projects in the Lake Tahoe area, Napa County and Sonoma County. His projects have included class A office developments, residential housing, multifamily housing, hotels, resorts and fractional housing. Mr. Wilkens led several successful ventures that purchased distressed real estate in Texas from 1987 to 1990. Mr. Wilkens has a University Teaching Credential issued by the State of California and has studied at San Jose State University and also at the University of California at Berkeley.

     Mr. Wilkens is expected to serve on the Company's Nominating and Governance Committee. The Company has not established standard compensation arrangements for its directors, and the compensation, if any, payable to each individual for his or her service on the Company's Board will be determined (for the foreseeable future) from time to time by the Board of Directors based upon the amount of time expended by each of the directors on the Company's behalf.

ITEM  5.07.  SUBMISSION  OF  MATTERS  TO  A  VOTE  OF  SECURITY  HOLDERS.

     In  connection with the change of control of the Company described in "ITEM
5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS" above, the Board of Directors of the Company determined to solicit the consent of its stockholders through a solicitation of written consents for the following purposes:

1. Two proposals to amend the Company's Second Amended and Restated Certificate of Incorporation:

          * to change the name of the Company to "Golden Gate Homes, Inc." (the "Corporate Name Change Amendment"); and

          * to effect a 1-for-35 reverse stock split (the "Reverse Stock Split")of the Company's Common Stock, $.0001 par value per share ("Common Stock"), in which every thirty-five shares of Common Stock outstanding as of the effective date of the amendment would be converted into one share of Common Stock; provided, however, that all fractional shares would be rounded up to one whole share (the "Reverse Stock Split Amendment");

2. If and only if each of the Corporate Name Change Amendment and the Reverse Stock Split Amendment was approved, a proposal (the "Restatement Proposal") to amend and restate the Company's Second Amended and Restated Certificate of Incorporation to the Third Amended and Restated Certificate of Incorporation.

     The Board of Directors fixed the record date for determining those stockholders entitled to give written consents as January 19, 2010. The written consent tally was as follows:

                                                                      Percentage
                                                                     of Consents
                   Consents  Percentage of   Consents    Abstains or  "Against",
                     "For"    Consents      "Against"     Non-         Consents
                               "For"       or Withheld   Consents  Abstaining or
                                                                    Non-Consents
--------------------------------------------------------------------------------
Corporate Name     126,000,767   98.7%          -0-     1,697,189         1.3%
Change Amendment
--------------------------------------------------------------------------------

Reverse Stock      126,000,767   98.7%          -0-     1,697,189         1.3%
Split Amendment
 -------------------------------------------------------------------------------

Restatement        126,000,767   98.7%          -0-     1,697,189         1.3%
Proposal
--------------------------------------------------------------------------------

     Accordingly, all proposals were approved, and the Company effected its name change and the Reverse Stock Split with the Delaware Secretary of State on March 8, 2010, and restated the Company's Second Amended and Restated Certificate of Incorporation by filing the Company's Third Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on March 8, 2010. The name change and the Reverse Stock Split became effective on the OTC Bulletin Board with respect to the Company's common stock prior to the start of trading on March 9, 2010.

ITEM  9.01.  FINANCIAL  STATEMENTS  AND  OTHER  EXHIBITS.

(d)     Exhibits.

Exhibit
Number     Exhibit  Title

3.01       Third  Amended  and  Restated  Certificate  of  Incorporation

10.01 Amended Marketing and Sales Partnership Agreement dated March 10, 2010, by and between the Company and Premier Capital, Ltd.

                                     SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                GOLDEN  GATE  HOMES,  INC.
                                (Registrant)

Date:  March  12,  2010         By:  /s/Steven  Gidumal
                                        -------------------
                                        Steven  Gidumal,
                                        Chairman  and  Chief  Financial  Officer